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                                                                  EXHIBIT 10.43


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 2, 1997 is made and entered into between CONNECTIVE THERAPEUTICS, INC., a Delaware corporation (the "Company"), and Kepler Capital LLC (the "Investor").

         WHEREAS, the Company and the Investor have entered into that certain Structured Equity Line Flexible FinancingSM Agreement, dated as of the date hereof (the "Investment Agreement"), pursuant to which the Company will issue, from time to time, to the Investor shares of Common Stock, par value $.001 per share (the "Common Stock");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has issued to the Investor a warrant dated January 2, 1997, exercisable from time to time within five (5) years from the date of issuance (the "Warrant") for the purchase of an aggregate of 250,000 shares of Common Stock at a price specified in such Warrant, and the Company has agreed to issue to the Investor on each of the first, second and third anniversary of the Commitment Period (as defined in the Investment Agreement), certain additional warrants (the "Additional Warrants") to purchase shares of Common Stock in an amount and at a price determined pursuant to the Investment Agreement (the Warrant and the Additional Warrants are herein collectively referred to as the "Warrants");

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Conversion Shares (as defined below);

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definitions. Capitalized terms defined in the Investment Agreement or the Warrant shall have the same meanings herein as are ascribed to


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them therein. In addition, the following terms shall have the meanings ascribed below:

         "Registrable Securities" means all of the Common Stock and any other securities issued or issuable upon exercise of the Warrants as provided therein (together, the "Conversion Shares") until (i) a registration statement under the Act covering the offering of such Conversion Shares has been declared effective by the SEC and such Conversion Shares have been disposed of pursuant to such effective registration statement, (ii) such Conversion Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Act ("Rule 144") are met, (iii) such Conversion Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be acceptable to the Investor in its sole discretion, such Conversion Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Act.

         "Registration Statement," "Warrant Registration Statement" and "Additional Warrant Registration Statement." See Section 2.1(a).


                                   ARTICLE II
                               REGISTRATION RIGHTS

     SECTION 2.1. FORM S-3 REGISTRATION STATEMENTS.

         (a) Filing of Form S-3 Registration Statements. Subject to the terms and conditions of this Agreement, the Company shall file with the SEC (i) by March 15, 1997 a registration statement on Form S-3 under the Securities Act (the "Warrant Registration Statement") for the registration of the resale by the Investor of Common Stock to be issued upon exercise of the Warrant and (ii) within thirty (30) days of the issuance of any Additional Warrants, a registration statement on Form S-3 under the Securities Act (each, an "Additional Warrant Registration Statement") for the registration of the resale by the Investor of Common Stock to be issued upon exercise of each Additional Warrant. The Warrant Registration Statement and each Additional Warrant Registration Statement are each referred to herein as a "Registration Statement.

         (b) Effectiveness of Registration Statements. The Warrant Registration Statement shall be declared effective by the SEC by no later than June 15, 1997 and each Additional Registration Statement shall be declared effective by the SEC by no later than ninety (90) days following the date by which such Additional Registration Statement is filed (or is required to be filed) with the SEC

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and each Registration Statement shall remain in effect until such time as the
Conversion Shares issuable upon exercise of the Warrants or Additional Warrants, as the case may be, shall no longer constitute Registrable Securities.

         (c) Penalties for Failure to Obtain or Maintain Effectiveness of Registration Statements. In the event the Company fails to obtain the effectiveness of a Registration Statement within the time period set forth in
Section 2.1 (b), the Company shall pay to the Investor at the end of each thirty
(30) day period following the date by which such Registration Statement was required to have been declared effective, in cash liquidated damages in an amount equal to (i) $500 per day in the case of the Warrant Registration Statement and $200 per day in the case of any Additional Warrant Registration Statement. In addition, in the event the Company fails to maintain the effectiveness of a Registration Statement (or the use of the underlying prospectus) throughout the period set forth in Section 2.1(b), other than temporary suspensions not exceeding thirty (30) days in any one twelve (12) month period, the Company shall pay to the Investor at the end of any calendar month in which such a suspension has occurred, in cash liquidated damages in an amount equal to (i) $250 per day in the case of the Warrant Registration Statement and $100 per day in the case of any Additional Warrant Registration Statement. Such liquidated damages amount shall not be payable with respect to deferrals of filing of a Registration Statement or suspensions of the effectiveness of a Registration Statement (or use of the underlying prospectus) in accordance with Section 2.1(d) although any such deferrals or suspensions shall be counted towards the thirty (30) days allowed by the preceeding sentence.

         (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Investor fifteen (15) days prior to the date by which a Registration Statement (or if the Company shall furnish to the Investor subsequent to the effectiveness of a Registration Statement) is required to be filed (or remain in effect), a certificate signed by the Chairman, President and Chief Executive Officer of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such Registration Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus), the Company shall have the right to defer such filing (or suspend such effectiveness or use) for a period of not more than ninety (90) days beyond the date by which such Registration Statement was otherwise required to be filed (or required to remain in effect). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) and therefore essential to defer such filing (or suspend such effectiveness or use) if, among other things, such filing (or use) would impose an undue burden upon the ability of the Company to proceed with any reorganization, merger, consolidation or acquisition of the


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securities or assets of another firm or corporation or disposition of the securities or assets of the Company or a public offering by the Company of Common Stock or other securities of the Company registered under the Securities Act which, in each case, is material to the Company (a "Material Transaction"). If the Company shall have delivered the certificate referred to above and thereafter shall have entered into a definitive agreement or filed a registration statement or a proxy statement in connection with a Material Transaction, the Company shall, upon written notice to the Investor, have the right to defer the filing of the Registration Statement (or suspend its effectiveness or the use of the underlying prospectus) for whatever additional time period (but in no event longer than forty-five (45) days) from the expiration of the initial ninety (90)-day extension period referred to above as is reasonably necessary to enable the Company to satisfy its disclosure obligations under the Securities Act in such Registration Statement with respect to the Material Transaction. The Company may not utilize this right to defer the filing of a Registration Statement (or suspend its effectiveness or the use of the underlying prospectus) more than once in any twelve (12) month period.

                                   ARTICLE III
                             REGISTRATION PROCEDURES

     SECTION 3.1. FILINGS; INFORMATION. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

         (a) The Company will as expeditiously as possible but in no event later than the time period prescribed by Section 2.1(a), prepare and file with the SEC a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of such Registrable Securities), and use commercially reasonable efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise), and the Company will as expeditiously as possible prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by Section 2.1(b) and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.


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         (b) The Company will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investor and one firm of counsel representing the Investor, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by such parties, and thereafter furnish to the Investor and its counsel for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

         (c) After the filing of the Registration Statement, the Company will promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Company will use its reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or
(C) consent or subject itself to general service of process in any such jurisdiction.

         (e) The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of

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any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

         (f) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

         (g) The Company will make available to the Investor (and will deliver to Investors's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of

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counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

         (h) The Company will furnish to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

         (i) The Company will otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act, and will make available to its securityholders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Act.

         (j) The Company will use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC and to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc. (the "NASD").

         (k) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

         The Company may require the Investor to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration

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including, without limitation, all such information as may be requested by the
SEC or the NASD. The Investor agrees to provide such information requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

         The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, the Investor will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses of one firm of counsel for the Investor retained as the Investor's counsel with respect to such Registration Statement (an estimate of such fees and expenses of such firm of counsel to be provided to the Company prior to the undertaking of such counsel's review). The Company shall have no obligation to pay any underwriting fees, discounts or

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commissions attributable to the sale of Registrable Securities, or the cost of any special audit required by the Investor, such costs to be borne by the Investor.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the Investor expressly for use therein, and shall reimburse the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to the Investor to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by the Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

     SECTION 4.2. INDEMNIFICATION BY THE INVESTOR. The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors,

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employees and duly authorized agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Investor, but only with reference to information related to the Investor or its plan of distribution, furnished in writing by the Investor or on the Investor's behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against the Investor, the Investor shall have the rights and duties given to the Company, and the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Investors by Section 4.1. The Investor also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities with reference to the same information as to which it agrees to indemnify the Company referenced above, their officers and directors and each Person who controls such Underwriters on customary terms. The Company shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section
4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to

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the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     SECTION 4.4. CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


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         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at such time as no Registrable Securities are outstanding or may be issuable in the future upon the issuance of Additional Warrants; provided, however, that the provisions of Article IV hereof shall survive any termination of this Agreement.

     SECTION 5.2. RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

     SECTION 5.3. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be


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amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     SECTION 5.4. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of Warrants or Conversion Shares, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Investment Agreement and the Warrants sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.5. SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION 5.6. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Connective Therapeutics, Inc., 3400 West Bayshore Road, Palo Alto, CA 94303; Attention: Ms. Cynthia Butitta, Facsimile No.: (415) 843-2899, with copies (which shall not constitute notice) to: Venture Law

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
Group, 2800 Sand Hill Road, Menlo Park, CA 94025 Attention: Joshua Greene, Esq., Facsimile No.: (415) 233-8386; and (ii) if to the Investor, to Kepler Capital LLC, 40 West 57th Street, New York, NY 10019; Attention: Robert L. Chender, Facsimile No.: (212) 698-0554. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

     SECTION 5.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 5.8. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     SECTION 5.9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     SECTION 5.10. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.11. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                            CONNECTIVE THERAPEUTICS, INC.

                                            By:_________________________
                                               Name:
                                               Title:

                                            KEPLER CAPITAL LLC

                                            By:_________________________
                                               Name:
                                               Title:



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